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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
WSI Industries, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 use of our report dated October 21, 2005, with respect to the consolidated balance sheets of WSI Industries, Inc. and subsidiaries as of August 28, 2005 and August 29, 2004, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended August 28, 2005, and the related financial statement schedule.

/s/ SCHECHTER DOKKEN KANTER ANDREWS & SELCER LTD.

Minneapolis, Minnesota
April 4, 2006